Exhibit 3(i)
              ARTICLES OF INCORPORATION OF SOFTWARE IN MOTION, INC.
              -----------------------------------------------------

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I - NAME
The name of this corporation is SOFTWARE IN MOTION, INC.

ARTICLE II - NATURE OF THE BUSINESS
This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

ARTICLE III - AUTHORIZED SHARES
The capital stock of this corporation shall consist of 200,000,000 shares of Common Stock having a par value of $.01 per share and 500,000 shares of preferred Stock, .01 par value per share.

The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations, restrictions thereof as shall be stated and expresses in the resolution or resolutions provided for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE IV - INITIAL CAPITAL
The amount of capital with which this corporation shall commence business shall not be less than one hundred($100.00) dollars.

ARTICLE V - TERM OF EXISTENCEThis corporation shall have perpetual existence.

ARTICLE VI - INITIAL ADDRESS
The intial address of the principal place of business of this corporation in the State of Florida shall be C/0 Berley & Littman, P.A. 1428 Brickell Avenue, Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE VII - DIRECTORS
The business of this corporation shall be managed by its Board of Directors, the number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decr45eased from time to time in the manner proscribed in the By-laws. The number of persons constituting the initial Board of Directors shall be one (1).

ARTICLE VIII - INITIAL DIRECTORS
The name and address of the Initial Board of Directors is as follows:

         Phillip Willow                     1428 Brickell Avenue, Suite 202
                                            Miami, Florida  33131

ARTICLE IX - SUBSCRIBER
The name and address of the person signing these Articles of Incorporation as subscriber is:

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         Eric P. Littman
         1428 Brickell Avenue, Suite 202
         Miami, Florida 33131

ARTICLE X - VOTING FOR DIRECTORS
The Board of Directors shall be elected by the Shareholders of the corporation at such time and in such manner as provided in the By-laws.

ARTICLE XI - CONTRACTS
No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director, or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XII - INDEMNIFICATION OF OFFICERS AND DIRECTORS
This corporation shall have the power, in its By-laws or in any resolution of its Stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

ARTICLE XIII - FLORIDA STATUTES
The corporation expressly elects not to be governed by the provisio9ns of Sections 607.0901 and 607.0902, Florida Statutes.

ARTICLE XIV - RESIDENT AGENT
The name and address of the initial resident agent of this corporation is:

         Berlit Corporate Services, inc.
         1428 Brickell Avenue, Suite 202
         Miami, Florida  33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these articles of Incorporation this 9th day of July, 1993


                                                     /s/ Eric Littman
                                                     ----------------
                                                     Subscriber

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                ARTICLES OF AMENDMENT TO SOFTWARE IN MOTION, INC.
                -------------------------------------------------

THE UNDERSIGNED, being the President of SOFTWARE IN MOTION, INC. does hereby amend its Articles of Incorporation as follows:

ARTICLE I
The name of the corporation shall be IJC Ventures Corp.

I hereby certify that the following was adopted by a majority vote of the shareholders are directors of the corporation on November 5, 1998 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to the Articles of Incorporation on November 5, 1998.

                                                              /s/ Eric Littman
                                                              ----------------
                                                              President



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